Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-254589) on Form S-4 of Spartan Acquisition Corp. II of our report dated March 22, 2021, relating to the consolidated financial statements of Sunlight Financial LLC, appearing in this proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

New York, New York

June 1, 2021